October 14, 2026

FOR IMMEDIATE RELEASE
Contact:
Aircastle (Ireland) DAC (US)
Jim Connelly, SVP ESG & Corporate Communications
Tel: +1-203-504-1871
jconnelly@aircastle.com

Aircastle Announces Second Quarter 2026 Results

Highlights for the Three Months Ended August 31, 2026
•Total revenues of $283 million and net income of $69 million
•Adjusted EBITDA(1) of $247 million
•Acquired 5 aircraft for $269 million, including 3 Airbus A321neo and 1 Boeing 737MAX8
•Sold 11 aircraft and other flight equipment for proceeds of $243 million and gains on sales of $38 million
•New technology aircraft comprised 54% of our fleet's net book value as of August 31, 2026

Liquidity
•Redeemed all 400 outstanding Series A Preference Shares
•98% of total debt is unsecured as of August 31, 2026
•Adjusted net debt-to-equity of 2.4 times as of August 31, 2026
•Total liquidity of $2.8 billion as of October 1, 2026, which includes $2.0 billion of undrawn facilities, $0.7 billion of projected adjusted operating cash flows and sales through October 1, 2027, and $0.1 billion of unrestricted cash
•259 unencumbered aircraft and other flight equipment with a net book value of $8.2 billion

________________________________________
(1) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

Mike Inglese, Aircastle’s CEO stated, “Strong travel demand and constrained aircraft supply continue to support lease rates and asset values. Significant gains on sale contributed to second quarter net income of $69 million, reinforcing a disciplined, profitability-focused approach to capital deployment. Year-to-date, we’ve invested $386 million in aircraft acquisitions and we’re moving into the second half of our fiscal year with ample liquidity and confidence in our ability to service our customers and source attractive investments.”
Aviation Assets
As of August 31, 2026, Aircastle owned 263 aircraft and other flight equipment having a net book value of $8.3 billion and managed an additional 5 aircraft.

Owned Aircraft	As of August 31, 2026	As of August 31, 2025
	(Dollars in millions)
Net Book Value of Flight Equipment	$8,300	$8,470
Net Book Value of Unencumbered Flight Equipment	$8,185	$8,351
Number of Aircraft	263	270
Number of Unencumbered Aircraft	259	266
Number of Lessees	67	75
Number of Countries	42	46
Weighted Average Age (years)(1)	9.0	8.6
Weighted Average Remaining Lease Term (years)(1)	5.3	5.7
Weighted Average Fleet Utilization during the Second Quarter(2)	97.4%	99.7%

Managed Aircraft
Number of Managed Aircraft(3)	5	8
_______________
1.Weighted by Net Book Value.
2.Aircraft on lease as a percentage of total days in period weighted by net book value. Utilization was impacted by certain aircraft previously leased to a customer that has ceased operations which are expected to remain off lease for an extended period, as well as aircraft redeliveries during the period and the timing of related transitions or sales.
3.Number of managed aircraft as of August 31, 2026 includes 4 aircraft owned by our joint venture with Mizuho Leasing.
Conference Call
Following this press release, management will host a conference call on Wednesday, October 14, 2026, at 9:00 A.M. Eastern Time. All interested parties are welcome to participate in the live call. The conference call can be accessed by dialing 1 (800) 836-8184 (from within the U.S. and Canada) or +1 (646) 357-8785 (outside the U.S. and Canada) ten minutes prior to the scheduled start. Please reference our company name “Aircastle” when prompted by the operator.
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.
For those who are not available to listen to the live call, a replay will be available on Aircastle's website shortly after the live call.

About Aircastle Limited
Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of August 31, 2026, Aircastle owned and managed 268 aircraft leased to 67 airline customers located in 42 countries.
Safe Harbor
All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “enables,” “intends,” “plans,” “positions,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results being materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's most recent Form 10-K and any subsequent filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	August 31, 2026	February 28, 2026
	(Unaudited)
ASSETS
Cash and cash equivalents	$173,080	$179,889
Accounts receivable	24,083	18,239
Flight equipment held for lease, net	8,057,814	8,267,353
Net investment in leases, net	242,197	267,085
Unconsolidated equity method investment	32,010	47,540
Other assets	302,957	209,680

Total assets	$8,832,141	$8,989,786

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings, net	$110,823	$112,355
Borrowings from unsecured financings, net	5,397,989	5,139,411
Accounts payable, accrued expenses and other liabilities	392,300	381,274
Lease rentals received in advance	52,281	63,514
Security deposits	67,277	65,424
Maintenance payments	532,764	560,157
Total liabilities	6,553,434	6,322,135

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding at August 31, 2026 and 400 (aggregate liquidation preference of $400,000) shares issued and outstanding at February 28, 2026	—	—
Common shares, $0.01 par value, 250,000,000 shares authorized, 17,840 shares issued and outstanding at August 31, 2026 and February 28, 2026	—	—
Additional paid-in capital	1,978,774	2,378,774
Retained earnings	299,933	288,877
Total shareholders’ equity	2,278,707	2,667,651
Total liabilities and shareholders’ equity	$8,832,141	$8,989,786

Aircastle Limited and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2026	2025	2026	2025
Revenues:
Lease rental revenue	$186,858	$190,116	$381,438	$373,159
Direct financing and sales-type lease revenue	5,389	5,191	10,827	10,333
Amortization of lease premiums, discounts and incentives	7,871	(1,513)	8,262	1,253
Maintenance revenue	43,004	9,708	67,162	47,840

Total lease revenue	243,122	203,502	467,689	432,585
Gain on sale or disposition of flight equipment	38,162	23,889	49,028	54,178
Other revenue	1,669	119	1,766	591

Total revenues	282,953	227,510	518,483	487,354

Operating expenses:
Depreciation	91,728	96,762	184,556	192,578
Interest, net	75,387	70,529	146,603	139,370
Selling, general and administrative	20,331	24,247	41,907	44,938
Provision for credit losses	(92)	(116)	(275)	26
Impairment of flight equipment	7,730	31,153	11,091	36,219
Maintenance and other costs	8,108	3,977	13,400	8,221

Total operating expenses	203,192	226,552	397,282	421,352

Other income (expense):
Loss on extinguishment of debt	—	—	—	(2,973)
Other	358	61,041	(136)	60,585

Total other income (expense)	358	61,041	(136)	57,612

Income from continuing operations before income taxes and earnings of unconsolidated equity method investment	80,119	61,999	121,065	123,614
Income tax provision	11,163	5,228	18,689	17,949
Earnings of unconsolidated equity method investment, net of tax	372	462	570	855

Net income	$69,328	$57,233	$102,946	$106,520

Preference share dividends	(5,367)	(10,500)	(5,367)	(10,500)

Net income available to common shareholders	$63,961	$46,733	$97,579	$96,020

Total comprehensive income available to common shareholders	$63,961	$46,733	$97,579	$96,020

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended August 31,
	2026	2025
Cash flows from operating activities:
Net income	$102,946	$106,520
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation	184,556	192,578
Amortization of deferred financing costs	9,483	9,129
Amortization of lease premiums, discounts and incentives	(8,262)	(1,253)
Deferred income taxes	14,997	13,329
Change in net investment in leases	(2,156)	2,983
Security deposits and maintenance payments included in earnings	(21,822)	(88,490)
Gain on sale or disposition of flight equipment	(49,028)	(54,178)
Loss on extinguishment of debt	—	2,973
Impairment of flight equipment	11,091	36,219
Provision for credit losses	(275)	26
Distributions from unconsolidated equity method investment	10,055	—
Other	—	(859)
Changes in certain assets and liabilities:
Accounts receivable	2,880	(745)
Other assets	3,515	1,950
Accounts payable, accrued expenses and other liabilities	(11,559)	1,113
Lease rentals received in advance	(8,127)	(2,648)
Net cash and cash equivalents provided by operating activities	238,294	218,647
Cash flows from investing activities:
Acquisition and improvement of flight equipment	(376,435)	(980,225)
Proceeds from sale or disposition of flight equipment	357,134	299,523
Proceeds from settlement of insurance claim	—	40,926
Proceeds from sale of investment in debt securities	—	10,128
Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits	15,365	(584)
Distributions from unconsolidated equity method investment in excess of earnings	5,475	—
Other	(759)	588

Net cash and cash equivalents provided by (used in) investing activities	780	(629,644)
Cash flows from financing activities:
Redemption of preference shares	(400,000)	—
Proceeds from secured and unsecured debt financings	1,162,634	1,590,489
Repayments of secured and unsecured debt financings	(906,687)	(1,298,264)
Deferred financing costs	(8,384)	(12,005)
Security deposits and maintenance payments received	57,680	84,842
Security deposits and maintenance payments returned	(48,736)	(33,490)
Dividends paid	(102,390)	(52,284)

Net cash and cash equivalents (used in) provided by financing activities	(245,883)	279,288
Net decrease in cash and cash equivalents	(6,809)	(131,709)
Cash and cash equivalents at beginning of period	179,889	279,052

Cash and cash equivalents at end of period	$173,080	$147,343

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA and Adjusted EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2026	2025	2026	2025
Net income	$69,328	$57,233	$102,946	$106,520
Depreciation	91,728	96,762	184,556	192,578
Amortization of lease premiums, discounts and incentives	(7,871)	1,513	(8,262)	(1,253)
Interest, net	75,387	70,529	146,603	139,370
Income tax provision	11,163	5,228	18,689	17,949

EBITDA	$239,735	$231,265	$444,532	$455,164
Adjustments:
Impairment of flight equipment	7,730	31,153	11,091	36,219
Loss on extinguishment of debt	—	—	—	2,973
Adjusted EBITDA	$247,465	$262,418	$455,623	$494,356

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance.
This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals, as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.
EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business.
We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.